EXHIBIT 99.1


                               [HENRY SCHEIN LOGO]

                                  NEWS RELEASE
      Henry Schein, Inc.    135 Duryea Road     Melville, New York 11747


                            FOR:      HENRY SCHEIN, INC.
                            CONTACT:  STEVEN PALADINO
                                      EXECUTIVE VICE PRESIDENT AND
                                      CHIEF FINANCIAL OFFICER
                                      STEVEN.PALADINO@HENRYSCHEIN.COM
                                      (631) 843-5500

                                      SUSAN VASSALLO
                                      DIRECTOR, CORPORATE COMMUNICATIONS
                                      SUSAN.VASSALLO@HENRYSCHEIN.COM
                                      631-843-5562
FOR IMMEDIATE RELEASE
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                    HENRY SCHEIN APPOINTS JAMES P. BRESLAWSKI
                      PRESIDENT AND CHIEF OPERATING OFFICER



MELVILLE, N.Y., MAY 18, 2005 - James P. Breslawski has been named to the newly created position of President and Chief Operating Officer (COO) of Henry Schein, Inc. (NASDAQ NM: HSIC), the largest distributor of healthcare products and services to office-based practitioners in the combined North American and European markets. Mr. Breslawski, previously Executive Vice President of Henry Schein and President of Sullivan-Schein Dental, will continue to report to Stanley M. Bergman, Chairman and Chief Executive Officer of the Company.

     Mr. Breslawski will have overall responsibility for Henry Schein's North American Dental, Medical and Technology businesses, as well as the Company's Global Infrastructure Services.

     A Team Schein Member for 25 years, Mr. Breslawski has been Executive Vice President of Henry Schein and a member of the Board of Directors since 1992. Previously, in 1990, he became President of Henry Schein's U.S. Dental Business. Between 1980 and 1990, Mr. Breslawski held various other positions within the Company, including Chief Financial Officer, Vice President of Finance and Administration, and Controller.

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     Mr. Breslawski is an active board member for a number of dental industry associations, and is a former Chairman of the Dental Trade Alliance (formally the American Dental Trade Association). He also was recently elected a Trustee of Long Island University.

     "Having had the pleasure of working closely with Jim over the past 30 years, I can say without question that he is the best person for this extremely important position at this exciting juncture in our Company's history," said Mr. Bergman. "Jim's keen business acumen and interpersonal skills are essential qualities for the President and COO of Henry Schein, and with every new challenge presented to Jim throughout his career, he has demonstrated that he is a tremendous business leader. Our customers, vendor partners and all members of Team Schein respect and trust him as an individual with the utmost integrity and character.

     "With Jim assuming the role of President and COO, I will be able to enhance my focus and attention on growing our International business, as well as the corporate functions of Human Capital, Business Development, Legal, Corporate Compliance and Finance," concluded Mr. Bergman.

     "I am extremely pleased and enthused by the confidence that my colleagues are placing in me and look forward to working with the team to continue to develop Henry Schein's North American business, our operational effectiveness and our unique Team Schein culture," said Mr. Breslawski. "Stan is a visionary leader, and has been a wonderful mentor to me. I will continue to follow the example he has set."

ABOUT HENRY SCHEIN, INC.

     Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 475,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $4.1 billion in 2004. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 160,000 national and Henry Schein private-brand products. Henry Schein also offers a wide

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range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.

     Headquartered in Melville, N.Y., Henry Schein employs more than 10,000 people and has operations in 19 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

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